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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WINSTEAD SECHREST & MINICK P.C.]
                                1201 Elm Street
                                  Suite 5400
                              Dallas, Texas 75270
                                (214) 745-5400



February 7, 2001



Avery Communications, Inc.
190 South LaSalle Street
Suite 1710
Chicago, Illinois 60603

     Re:  Primal Solutions, Inc.
          Registration Statement on Form SB-2 (No. 333-46494)

Ladies and Gentlemen:

     We have been engaged to serve as counsel to Avery Communications, Inc., a Delaware corporation ("Avery"), in connection with the distribution by Avery to
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its stockholders of 13,189,931 shares (the "Shares") of the common stock, par
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value $0.01 per share (the "Common Stock"), of Avery's wholly owned subsidiary,
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Primal Solutions, Inc., a Delaware corporation (the "Company").
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     This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation SB under the Securities Act of 1933, as amended (the "Act").
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     In connection with our engagement as described above, we have examined originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Registration Statement on Form SB-2 (File No. 333-46494) as filed with the Securities and Exchange Commission (the "Commission") under the
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Act on September 25, 2000, Amendment No. 1 thereto, as filed with the Commission on January 6, 2001, Amendment No. 2 thereto, as filed with the Commission on January 30, 2001, and Amendment No. 3 thereto, as filed with the Commission on February 8, 2001 (such Registration Statement, as so amended and as may be further amended from time to time, being hereinafter referred to as the "Registration Statement"); (ii) the Amended and Restated Certificate of
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Incorporation of the Company, and the Bylaws of the Company, each filed as exhibits to the Registration Statement; and (iii) the stock ledger of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our
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Avery Communications, Inc.
February 7, 2001
Page 2


examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     The opinions expressed herein are limited in all respects to the substantive law of the State of Texas, the General Corporation Law of the State of Delaware, and the federal law of the United States.

     Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,


                              /s/ Winstead Sechrest & Minick P.C.

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